Exhibit 3.3

Ontario Corporation Number For Ministry Use Only A I’usage exclue if du ministère Government services services gouvemementaux Ontario CERTIFICATE CERTIFICAT This is to certify that these articles Ceci certifie que les presents statuis are effective on entrent an vigueur le OCTOBER 03 OCTOBRE, 2014 2348093 Director / Directrio Business Corporations Act / Loi sur les sociétés par actions Form 3 Business Corporations Act Formule 3 Lol sur les sociétés par actions ARTICLES OF AMENDMENT STATUTS DE MODIFICATION  1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS) Denomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT): VIVENTIA BIO INC. 2. The name of the corporation is changed to (if applicable): Set out in BLOCK CAPITAL LETTERS) Nouvelle denomination sociale de la societe (S’ll y a lieu) (ecrire on LETTERS MAJUSCULES SEULEMENT): 3. Date of incorporation/amalgamation: Date de la constitution ou de la fusion: 2012/10/31 (Year. Month, Day) (annee, mois, jour) 4. Complete only if there is a change in the number of directors or the minimum / maximum number of directors. II faut remplir cette parte seulement si le nombre d’administrateurs ou sl le nombre minimal ou maximal d’administrateurs a change. Number of directors is/are: minimum and maximum number of directors is/are: Nombre d’administrateurs: nombres minimum et maximum d’administrateurs: Number minimum and maximum Nombre minimum et maximum or ou 3 10 5. The articles of the corporation are amended as follows: 07119 (2011/05) Les statuts de la societe sent modifies de la facon sulvanie: Please see Pages 1 (A) to 1 (C) attached hereto and made a part hereof. Queen’s Printer for Ontario, 2011/ © Imprimeur de la Reine pour l’Ontario, 2011 Page 1 of/de 2

1(A) 5.1 The authorized capital of the Corporation is hereby amended as follows: (a) by creating an unlimited number of common shares with the rights privileges, restrictions and conditions hereinafter set out; (b) by creating an unlimited number of Preference Shares, issuable in series with the rights, privileges, restrictions and conditions hereinafter set out; (c) by converting and exchanging the one (1) issued and outstanding Class A Common Share in the capital of the Corporation into one (1) common share, with an aggregate stated capital equal to the stated capital of the one (1) issued and outstanding Class A Common Share so converted; (d) by deleting all of the authorized but unissued Class A Common Shares and Class B Common Shares and the rights, privileges, restrictions and conditions attaching thereto; (e) by converting and exchanging the Sixteen Million (16,000,000) Class A Preference Shares in the capital of the Corporation into twelve million nine hundred ninety-nine thousand nine hundred ninety-nine (12,999,999) common shares, with an aggregate stated capital equal to the stated capital of the issued and outstanding Class A Preference Shares so converted; and (f) by deleting all of the authorized and unissued Class A Preference Shares and the rights, privileges, restrictions and conditions attaching thereto upon the conversion in these Articles of Amendment becoming effective. The authorized capital of the Corporation, after giving effect to the foregoing, shall consist of an unlimited number of Preference Shares, issuable in series and an unlimited number of common shares. PREFERENCE SHARES, ISSUABLE IN SERIES 5.2 The rights, privileges, restrictions and conditions attaching to the Preference Shares, issuable in series are as follows: (a) The Preference Shares may, at any time, and from time to time, be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be fixed by the directors of the Corporation. The directors of the Corporation may, before issuance and subject as hereinafter provided, determine the designation, rights, privileges, restrictions and conditions attaching to the Preference Shares of each series including, without limiting the generality of the foregoing: (i) the rate, amount or method of calculation of any dividends, whether cumulative, non-cumulative or partially cumulative, and whether such rate, amount or method of calculation shall be subject 1o change or adjustment in the future, the currency or currencies of payment, the date or

1(B) dates and place or places of payment thereof and the date or dates from which any such dividends shall accrue and any preference of such dividends; (ii) any rights of redemption and/or purchase and the redemption or purchase prices and terms and conditions of any such rights; (iii) any rights of retraction vested in the holders of Preference Shares and the prices and terms and conditions of any such rights and whether any other rights of retraction may be vested in such holders in the future; (iv) any voting rights; (v) any conversion rights; (vi) any rights to receive the remaining property of the Corporation upon dissolution, liquidation or winding-up and the amount and preference of any such rights; (vii) any sinking fund or purchase fund; and (viii) any other provisions attaching to any such series of the Preference Shares. The whole subject to the issue by the Director appointed under the Business Corporations Act (Ontario) of a certificate of amendment in respect of articles of amendment in prescribed form to designate a series of Preference Shares. COMMON SHARES 5.3 The rights, privileges, restrictions and conditions attaching to the common shares are as follows: (a) The holders of the common shares shall be entitled to vote at all meetings of the shareholders of the Corporation, other than at meetings of the holders of other share classes meeting separately as a class, and at all such meetings each such holder shall have one vote for each common share held. (b) Subject to the restrictions appearing in the conditions attaching to any other class of shares of the Corporation, the holders of the common shares shall be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable at such times and at such place or places in Canada as the board of directors may from time to time determine, and subject as aforesaid the board of directors may in its sole discretion declare dividends on the common shares to the exclusion of any other class of shares of the Corporation.

1(C) (c) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets or property of the Corporation amongst its shareholders for the purpose of winding up its affairs, the holders of the common shares shall, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive the assets or property of the Corporation upon such a distribution in priority to the common shares, be entitled to receive all property and assets of the Corporation properly distributable to the shareholders of the Corporation on a share for share basis. 5.4 By deleting Section 3 of the Articles of Incorporation in its entirety and replacing with the following: A minimum of three (3) and a maximum of ten (10) directors. 5.5 By deleting Section 8 of the Articles of Incorporation in its entirety and replacing with the following: The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows: NONE

07119 (2011/05) 6. The amendment has been duly authorised as required by sections 168 and 170 (as applicable) of the Business Corporations Act. La modification a ete dument autorisee conformement aux articles 168 et 170 (selon le cas) de la Loi sur les societes par actions. The resolution authorizing the amendment was approved corporation on Les actionnaries ou les administrateurs (selon le cas) de la societe ont approuve is resolution autorisant is modification le 2014/ 09 /23 (Year, Month, Day) (annee, mois, jour) These articles are signed in duplicate. Les presents statuts sont signes an double exemplaire. VIVENTIA BIO INC. (Print name of corporation from (Veuillez ecrir le nom de la societe l’article un a la page une). By/ Par: DIRECTOR AND PRESIDENT (Signature) (Description at Office) (Signature) (Fonction) LESLIE L. DAN Page 2 of/de 2